Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 6, 2024	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2024 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2024.

FISCAL 2024 FOURTH QUARTER SUMMARY
•GAAP net loss of $167.6 million, or $1.84 per share, which includes $237.8 million in non-cash impairment charges.
•Adjusted operating results of $70.5 million, or $0.77 per share, compared to $72.2 million, or $0.78 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Supply Corporation filed a certificate application with FERC for its Tioga Pathway Project, a modernization and expansion project that is expected to provide 190,000 dekatherms per day of firm transportation capacity and $15 million in annual expansion revenues.
•In the Utility segment, a Joint Proposal was filed with the New York State utility commission for a three-year settlement of its rate proceeding, which, subject to approval, incorporates an $86 million annual revenue requirement increase over three years, with the first-year impact of $57 million in fiscal 2025 and the remainder in fiscal 2026 and 2027.
•In the E&P segment, hedging-related gains of $61 million drove a $0.07 per Mcfe increase in natural gas price realizations, despite NYMEX decreasing by $0.40 per MMBtu compared to the prior year.

FISCAL 2024 HIGHLIGHTS
•The Company continued its long history of returning cash to shareholders by announcing its 54th consecutive dividend increase, to an annual rate of $2.06 per share, and through the fiscal year, repurchased $65 million of common stock as part of its $200 million share repurchase program that was authorized in March.
•E&P segment capital efficiency continued to improve, with non-acquisition capital expenditures decreasing by $58 million, or 10%, compared to the prior year (see page 20), while production increased by approximately 5% to 392.0 Bcf.
•Gathering segment throughput and revenues increased 6% from the prior year, driven by growth in affiliated and third-party throughput.
•Pipeline & Storage segment revenues increased $33.2 million, or 9%, from the prior year, primarily due to the settlement of the Supply Corporation rate case, which led to increased rates effective February 2024.
•Utility segment net income increased $8.7 million, or 18%, compared to the prior year, largely attributable to the continued impact of a rate settlement in its Pennsylvania service territory, effective August 2023.

MANAGEMENT COMMENTS

David P. Bauer, President and CEO, stated: “National Fuel had a good quarter driven largely by the constructive outcomes in our recent ratemaking activity at our Utility and Pipeline and Storage segments. Commodity prices were challenging for our Upstream business, but the significant gains from our hedge portfolio more than offset the impact of the substantial decline in natural gas prices.

“During the quarter, we achieved key milestones that position the Company to deliver long-term earnings and free cash flow growth. At Distribution Corporation, we reached a multi-year settlement of our New York rate case, which we expect

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will be approved in the coming months. Further, Supply Corporation filed a certificate application for our 190,000 Dth per day Tioga Pathway Project, which we expect will be in-service in late 2026. Lastly, our Seneca and NFG Midstream teams continue to see success with our transition to the Eastern Development Area, with continued operational enhancements and strong well performance driving further improvements to our capital efficiency.

“Taken together, the progress made during the quarter further improves the long-term outlook for National Fuel and positions us well to create long-term value for our shareholders.”

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2024	2023	2024	2023
Reported GAAP Earnings	$(167,621)	$73,677	$77,513	$476,866
Items impacting comparability:
Impairment of assets (E&P/ Pipeline & Storage)	318,433	—	519,129	—
Tax impact of impairment of assets	(80,585)	—	(136,271)	—
Unrealized (gain) loss on derivative asset (E&P)	1,700	(2,803)	6,548	899
Tax impact of unrealized (gain) loss on derivative asset	(461)	775	(1,791)	(240)
Unrealized (gain) loss on other investments (Corporate / All Other)	(1,232)	719	(3,034)	(913)
Tax impact of unrealized (gain) loss on other investments	258	(151)	637	192
Adjusted Operating Results	$70,492	$72,217	$462,731	$476,804

Reported GAAP Earnings Per Share	$(1.84)	$0.80	$0.84	$5.17
Items impacting comparability:
Impairment of assets, net of tax (E&P / Pipeline & Storage)	2.61	—	4.15	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.01	(0.02)	0.05	0.01
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	0.01	(0.03)	(0.01)
Rounding	—	(0.01)	—	—
Adjusted Operating Results Per Share	$0.77	$0.78	$5.01	$5.17

FISCAL 2025 GUIDANCE UPDATE

National Fuel is updating its guidance for fiscal 2025 adjusted operating results, which are now expected to be within a range of $5.50 to $6.00 per share. This updated range reflects the impact of anticipated lower natural gas prices, partially offset by a projected decrease in Seneca’s per unit operating expenses. Adjusted operating results exclude any future potential items impacting comparability, including a non-cash ceiling test impairment anticipated in the Exploration and Production segment in the first quarter of fiscal 2025.

The Company is now assuming NYMEX natural gas prices will average $2.80 per MMBtu for fiscal 2025, a decrease of $0.45 from preliminary guidance that was initiated last quarter. This updated natural gas price projection approximates the current NYMEX forward curve at this time, however, given the recent volatility in NYMEX natural gas prices, the Company is providing the following sensitivities to its adjusted operating results guidance range:

NYMEX ($/MMBtu)	Sensitivities
$2.50	$5.15 - $5.65
$3.00	$5.70 - $6.20
$3.25	$6.00 - $6.50

Seneca’s production guidance for fiscal 2025 remains unchanged, with a range of 400 to 420 Bcfe, and does not incorporate any potential price-related curtailments. Seneca currently has firm sales contracts in place for 89% of its projected fiscal 2025 natural gas production, significantly limiting its exposure to in-basin markets. Further, 63% of expected production is either matched by a financial hedge, including a combination of swaps and no-cost collars, or was entered into at a fixed price.

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Additionally, Seneca’s depreciation, depletion and amortization (“DD&A”) guidance range was revised downward to reflect the impact of the fourth quarter fiscal 2024 ceiling test impairment and the associated impact on the full cost pool, while all other unit costs are expected to be in line with previous expectations.

The Company’s other fiscal 2025 guidance assumptions remain largely unchanged and are detailed in the table on page 8.

DISCUSSION OF FOURTH QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended September 30, 2024 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the fiscal year ended September 30, 2024 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines adjusted operating results as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2024	2023	Variance
GAAP Earnings	$(166,475)	$36,772	$(203,247)
Impairment of assets, net of tax	204,089	—	204,089
Unrealized (gain) loss on derivative asset, net of tax	1,239	(2,028)	3,267
Adjusted Operating Results	$38,853	$34,744	$4,109

Adjusted EBITDA	$129,258	$132,641	$(3,383)

Seneca’s fourth quarter GAAP earnings decreased $203.2 million versus the prior year. This was primarily driven by non-cash, pre-tax impairment charges of $272.4 million ($204.1 million after-tax), the vast majority of which is related to a “ceiling test” impairment which required Seneca to write-down the book value of its reserves under the full cost method of accounting. Excluding impairments, as well as the net impact of unrealized losses related to reductions in the fair value of contingent consideration received in connection with the June 2022 divestiture of Seneca’s California assets (see table above), Seneca's adjusted operating results increased $4.1 million primarily due to higher realized natural gas prices and a lower effective income tax rate, partially offset by lower natural gas production and higher operating expenses.

Each quarter, Seneca is required to perform a ceiling test comparing the present value of future net revenues from its reserves, after the effect of income taxes, with the book value of those reserves at the balance sheet date. The future net reserves (“the ceiling”) are based on an unweighted arithmetic average of first day of the month pricing for each month within the 12-month period prior to the end of the reporting period, adjusted for the impact of Seneca’s future natural gas hedges, discounted at the required rate of 10%. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. For purposes of the ceiling test, the 12-month average of first day of the month pricing for NYMEX natural gas for the period ended September 30, 2024 was $2.21 per MMBtu. It is expected that Seneca will record an additional non-cash impairment in the first quarter of fiscal 2025 and could record additional impairments beyond that depending on the commodity price environment.

During the fourth quarter, Seneca produced 91.9 Bcf of natural gas, a decrease of 1.8 Bcf, or 2%, from the prior year. During the quarter, Seneca voluntarily curtailed 1.5 Bcf of production due to low in-basin pricing. Absent those curtailments, production would have been largely unchanged compared to the prior year.

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Seneca’s average realized natural gas price, after the impact of hedging and transportation costs, was $2.40 per Mcf, an increase of $0.07 per Mcf, or 3%, from the prior year. Seneca’s hedging portfolio provided an uplift of $0.67 per Mcf during the quarter, which more than offset a 13% decrease in pre-hedge natural gas price realizations versus the prior year.

On a per unit basis, fourth quarter lease operating and transportation expense (“LOE”) was $0.74 per Mcf, an increase of $0.05 per Mcf from the prior year. On an absolute basis, LOE increased $3.2 million ($0.03 per Mcf) largely as a result of the timing of certain repairs and maintenance costs, as well as some one-time road repair costs related to Tropical Storm Debby, and higher intercompany gathering costs. LOE included $51.3 million ($0.56 per Mcf) for gathering and compression services from the Company’s Gathering segment to connect Seneca’s production to sales points along interstate pipelines.

General and administrative (“G&A”) expense was $0.20 per Mcf, an increase of $0.02 per Mcf from the prior year. On an absolute basis, Seneca’s G&A expense increased $0.8 million primarily due to increases in personnel costs.

DD&A expense was $0.69 per Mcf, a decrease of $0.02 per Mcf from the prior year. Absolute DD&A expense decreased $2.6 million ($0.03 per Mcf) due to the ceiling test impairment incurred during the third quarter of fiscal 2024 that lowered Seneca’s full cost pool depletable base.

The reduction in Seneca’s income tax expense was primarily driven by a decrease in pre-tax income and lower state income tax expense. The lower state income taxes were a result of a decrease in Pennsylvania’s state income tax rate from 9.99% in the prior year to 8.99% in the current year, as well as the change in the mix of revenues between state jurisdictions.

Proved Reserves Year-End Update

Seneca’s total proved reserves at September 30, 2024 were 4,753 Bcfe, an increase of 217 Bcfe, or 5%, from September 30, 2023. This increase was a result of Seneca replacing 155% of its fiscal 2024 production. Proved developed reserves at the end of fiscal 2024 were 3,486 Bcfe, representing 73% of total proved reserves. In fiscal 2024, Seneca added 602 Bcfe of proved reserve extensions and discoveries and 7 Bcfe of net positive revisions due primarily to improvements in well performance and changes in development plans, partially offset by price-related revisions.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2024	2023	Variance
GAAP Earnings	$(5,812)	$23,354	$(29,166)
Impairment of assets, net of tax	33,759	—	33,759
Adjusted Operating Results	$27,947	$23,354	$4,593

Adjusted EBITDA	$62,527	$56,236	$6,291

The Pipeline and Storage segment’s fourth quarter GAAP earnings decreased $29.2 million versus the prior year. This was primarily driven by a non-cash, pre-tax impairment charge of $46.1 million ($33.8 million after-tax) to write-down the carrying value of certain assets associated with Supply Corporation and Empire's Northern Access project. Excluding this impairment, the Pipeline and Storage segment’s adjusted operating results increased $4.6 million primarily due to higher operating revenues, partly offset by higher operation and maintenance (“O&M”) and interest expenses.

The impairment of the Northern Access project was a result of a detailed review of the project following the favorable resolution of pending litigation in the U.S. Court of Appeals for the D.C. Circuit earlier in the fiscal year. In connection with this review, Supply Corporation and Empire evaluated updated project costs, as well as the status of necessary state and federal authorizations, many of which expired during the extensive, multi-year litigation with the New York State Department of Environmental Conservation and other project opponents. Taking into consideration general inflationary
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pressures on project costs and the pipeline transportation rate increases necessary to support the project, along with the ongoing challenges facing natural gas pipeline development in the State of New York, Supply Corporation, Empire, and Seneca agreed to terminate the precedent agreements on October 16, 2024. As a result, the Company is unlikely to pursue construction of the project and has taken an impairment charge at September 30, 2024.

The increase in operating revenues of $10.5 million, or 11%, was primarily attributable to an increase in Supply Corporation’s transportation and storage rates effective February 1, 2024, in accordance with its rate case settlement.

O&M expense increased $4.0 million primarily due to higher pipeline integrity and personnel costs. Interest expense increased $0.9 million primarily due to a higher average amount of net borrowings.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	September 30,
(in thousands)	2024	2023	Variance
GAAP Earnings	$24,403	$26,517	$(2,114)

Adjusted EBITDA	$43,988	$46,874	$(2,886)

The Gathering segment’s fourth quarter GAAP earnings decreased $2.1 million versus the prior year due to higher O&M and DD&A expense. O&M expense increased $2.1 million compared to the prior year primarily due to higher material costs, higher outside services expenses (such as contractor fees for compressor repairs, maintenance and overhauls), as well as higher personnel costs. DD&A expense increased $0.9 million primarily due to higher average depreciable plant in service compared to the prior year.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2024	2023	Variance
GAAP Earnings	$(16,759)	$(7,179)	$(9,580)

Adjusted EBITDA	$(228)	$6,693	$(6,921)

The Utility segment’s fourth quarter GAAP net loss was $9.6 million higher than the net loss in the prior year's fourth quarter due to lower customer margins (operating revenues less purchased gas sold), an increase in O&M and interest expenses and a higher effective income tax rate.

The $2.5 million decline in customer margin for the quarter was primarily due to adjustments related to annual reconciliations of certain regulatory rate and cost recovery mechanisms, the largest of which was negatively impacted by lower natural gas prices compared to last year. This was partially offset by the benefit from higher revenues from Distribution Corporation’s system modernization tracking mechanisms in its New York service territory and the ongoing impact of the base rate increase in its Pennsylvania service territory that went into effect in August 2023.

O&M expense increased by $3.8 million, primarily driven by higher personnel costs, expenses related to the current New York rate case proceeding, as well as costs related to the timing of leak patrols and higher technology-related costs.
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Interest expense increased $1.3 million primarily due to a higher average amount of net borrowings. The increase in the Utility segment’s effective income tax rate was primarily driven by the recognition of tax deductions in the prior-year fourth quarter related to the adoption of updated IRS guidance on repairs and maintenance expenditures published in 2023.

New York Rate Case Update

The Company filed a Joint Proposal with the New York Public Service Commission (“NYPSC”) on September 9, 2024, that, if approved, would establish a three-year rate plan commencing October 1, 2024. The Joint Proposal would allow the Company to raise its base delivery rates to recover its increasing costs of providing safe and reliable utility service, including the required rate of return on utility rate base, higher operating costs, and an increase in depreciation expense. The Joint Proposal allows for an $86 million increase in annual revenue requirement over three years, with the first-year impact of $57 million in fiscal 2025 and the remainder in fiscal 2026 and 2027. The Joint Proposal is not deemed final as it remains subject to Commission approval. The Joint Proposal includes standard make-whole language allowing the recovery of authorized revenues between October 1, 2024, and the start of new rates.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $3.0 million in the current-year fourth quarter, which was $2.8 million lower than the combined net loss of $5.8 million in the prior-year fourth quarter. The reduction in net loss was primarily driven by lower O&M expense as a result of a decrease in professional services expense. In addition, the mark-to-market of investment securities swung from a modest unrealized loss in fiscal 2023 to a modest unrealized gain in the current year.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, November 7, 2024, at 10 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call will be provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay will be available following the call through the end of the day, Thursday, November 14, 2024. To access the replay, dial 1-866-813-9403 and provide Access Code 646147.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Analyst Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in the price of natural gas; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges,
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and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; the Company’s ability to complete strategic transactions; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2025. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

While the Company expects to record an additional ceiling test impairment charge, certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the fiscal year ending September 30, 2025, the amounts of these and other potential adjustments and charges are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2025 Guidance	Updated FY 2025 Guidance
Adjusted Consolidated Earnings per Share, excluding items impacting comparability	$5.75 to $6.25	$5.50 to $6.00
Consolidated Effective Tax Rate	~ 24.5 - 25%	~ 24.5 - 25%

Capital Expenditures (Millions)
Exploration and Production	$495 - $525	$495 - $525
Pipeline and Storage	$130 - $150	$130 - $150
Gathering	$95 - $110	$95 - $110
Utility	$165 - $185	$165 - $185
Consolidated Capital Expenditures	$885 - $970	$885 - $970

Exploration and Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$3.25 /MMBtu	$2.80 /MMBtu
Appalachian basin spot price	$2.30 /MMBtu	$2.00 /MMBtu

Realized natural gas prices, after hedging ($/Mcf)	$2.62 - $2.66	$2.47 - $2.51

Production (Bcf)	400 to 420	400 to 420

E&P Operating Costs ($/Mcf)
LOE	$0.68 - $0.70	$0.68 - $0.70
G&A	$0.18 - $0.19	$0.18 - $0.19
DD&A	$0.70 - $0.74	$0.65 - $0.69

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$245 - $255	$245 - $255
Pipeline and Storage Segment Revenues	$415 - $435	$415 - $435

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2023 GAAP earnings	$36,772	$23,354	$26,517	$(7,179)	$(5,787)	$73,677
Items impacting comparability:
Unrealized (gain) loss on derivative asset	(2,803)					(2,803)
Tax impact of unrealized (gain) loss on derivative asset	775					775
Unrealized (gain) loss on other investments					719	719
Tax impact of unrealized (gain) loss on other investments					(151)	(151)
Fourth quarter 2023 adjusted operating results	34,744	23,354	26,517	(7,179)	(5,219)	72,217
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	(3,331)					(3,331)
Higher (lower) realized natural gas prices, after hedging	4,433					4,433
Midstream Revenues
Higher (lower) operating revenues		8,298	(389)			7,909
Downstream Margins***
Impact of usage and weather				(678)		(678)
Impact of new rates in Pennsylvania				442		442
System modernization and improvement tracker revenues				1,714		1,714
Regulatory revenue adjustments				(3,180)		(3,180)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(2,527)					(2,527)
Lower (higher) operating expenses	(1,005)	(3,192)	(1,697)	(3,023)	1,991	(6,926)
Lower (higher) depreciation / depletion	2,086		(716)	(441)		929
Other Income (Expense)
(Higher) lower interest expense		(738)		(1,160)		(1,898)
Income Taxes
Lower (higher) income tax expense / effective tax rate	4,439	390	862	(3,089)	(556)	2,046
All other / rounding	14	(165)	(174)	(165)	(168)	(658)
Fourth quarter 2024 adjusted operating results	38,853	27,947	24,403	(16,759)	(3,952)	70,492
Items impacting comparability:
Impairment of assets	(272,358)	(46,075)				(318,433)
Tax impact of impairment of assets	68,269	12,316				80,585
Unrealized gain (loss) on derivative asset	(1,700)					(1,700)
Tax impact of unrealized gain (loss) on derivative asset	461					461
Unrealized gain (loss) on other investments					1,232	1,232
Tax impact of unrealized gain (loss) on other investments					(258)	(258)
Fourth quarter 2024 GAAP earnings	$(166,475)	$(5,812)	$24,403	$(16,759)	$(2,978)	$(167,621)

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2023 GAAP earnings per share	$0.40	$0.25	$0.29	$(0.08)	$(0.06)	$0.80
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	(0.02)					(0.02)
Unrealized (gain) loss on other investments, net of tax					0.01	0.01
Rounding					(0.01)	(0.01)
Fourth quarter 2023 adjusted operating results per share	0.38	0.25	0.29	(0.08)	(0.06)	0.78
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	(0.04)					(0.04)
Higher (lower) realized natural gas prices, after hedging	0.05					0.05
Midstream Revenues
Higher (lower) operating revenues		0.09	—			0.09
Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
Impact of new rates in Pennsylvania				—		—
System modernization and improvement tracker revenues				0.02		0.02
Regulatory revenue adjustments				(0.03)		(0.03)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.03)					(0.03)
Lower (higher) operating expenses	(0.01)	(0.03)	(0.02)	(0.03)	0.02	(0.07)
Lower (higher) depreciation / depletion	0.02		(0.01)	—		0.01
Other Income (Expense)
(Higher) lower interest expense		(0.01)		(0.01)		(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.05	—	0.01	(0.03)	(0.01)	0.02
All other / rounding	—	—	—	(0.01)	0.01	—
Fourth quarter 2024 adjusted operating results per share	0.42	0.30	0.27	(0.18)	(0.04)	0.77
Items impacting comparability:
Impairment of assets, net of tax	(2.24)	(0.37)				(2.61)
Unrealized gain (loss) on derivative asset, net of tax	(0.01)					(0.01)
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Rounding	0.01				(0.01)	—
Fourth quarter 2024 GAAP earnings per share	$(1.82)	$(0.07)	$0.27	$(0.18)	$(0.04)	$(1.84)

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*
Fiscal 2023 GAAP earnings	$232,275	$100,501	$99,724	$48,395	$(4,029)	$476,866
Items impacting comparability:
Unrealized (gain) loss on derivative asset	899					899
Tax impact of unrealized (gain) loss on derivative asset	(240)					(240)
Unrealized (gain) loss on other investments					(913)	(913)
Tax impact of unrealized (gain) loss on other investments					192	192
Fiscal 2023 adjusted operating results	232,934	100,501	99,724	48,395	(4,750)	476,804
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	39,805					39,805
Higher (lower) realized natural gas prices, after hedging	(34,033)					(34,033)
Higher (lower) other operating revenues	(3,729)					(3,729)
Midstream Revenues
Higher (lower) operating revenues		26,230	10,987			37,217
Downstream Margins***
Impact of usage and weather				(1,388)		(1,388)
Impact of new rates in Pennsylvania				18,104		18,104
System modernization and improvement tracker revenues				7,924		7,924
Regulatory revenue adjustments				(5,299)		(5,299)
Higher (lower) other operating revenues				(2,094)		(2,094)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(13,724)					(13,724)
Lower (higher) operating expenses	(8,908)	(7,648)	(1,247)	(10,747)	412	(28,138)
Lower (higher) property, franchise and other taxes	3,218	(653)				2,565
Lower (higher) depreciation / depletion	(29,074)	(2,925)	(2,443)	(3,011)		(37,453)
Other Income (Expense)
Higher (lower) other income		1,565		1,714	(2,027)	1,252
(Higher) lower interest expense	(4,331)	(3,104)	619	(935)	1,827	(5,924)
Income Taxes
Lower (higher) income tax expense / effective tax rate	7,331	(456)	(141)	4,446	(491)	10,689
All other / rounding	413	(81)	(586)	(20)	427	153
Fiscal 2024 adjusted operating results	189,902	113,429	106,913	57,089	(4,602)	462,731
Items impacting comparability:
Impairment of assets	(473,054)	(46,075)				(519,129)
Tax impact of impairment of assets	123,955	12,316				136,271
Unrealized gain (loss) on derivative asset	(6,548)					(6,548)
Tax impact of unrealized gain (loss) on derivative asset	1,791					1,791
Unrealized gain (loss) on other investments					3,034	3,034
Tax impact of unrealized gain (loss) on other investments					(637)	(637)
Fiscal 2024 GAAP earnings	$(163,954)	$79,670	$106,913	$57,089	$(2,205)	$77,513

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2024
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Fiscal 2023 GAAP earnings per share	$2.52	$1.09	$1.08	$0.52	$(0.04)	$5.17
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax	0.01					0.01
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Rounding	(0.01)				0.01	—
Fiscal 2023 adjusted operating results per share	2.52	1.09	1.08	0.52	(0.04)	5.17
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.43					0.43
Higher (lower) realized natural gas prices, after hedging	(0.37)					(0.37)
Higher (lower) other operating revenues	(0.04)					(0.04)
Midstream Revenues
Higher (lower) operating revenues		0.28	0.12			0.40
Downstream Margins***
Impact of usage and weather				(0.02)		(0.02)
Impact of new rates in Pennsylvania				0.20		0.20
System modernization and improvement tracker revenues				0.09		0.09
Regulatory revenue adjustments				(0.06)		(0.06)
Higher (lower) other operating revenues				(0.02)		(0.02)
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.15)					(0.15)
Lower (higher) operating expenses	(0.10)	(0.08)	(0.01)	(0.12)	—	(0.31)
Lower (higher) property, franchise and other taxes	0.03	(0.01)				0.02
Lower (higher) depreciation / depletion	(0.31)	(0.03)	(0.03)	(0.03)		(0.40)
Other Income (Expense)
Higher (lower) other income		0.02		0.02	(0.02)	0.02
(Higher) lower interest expense	(0.05)	(0.03)	0.01	(0.01)	0.02	(0.06)
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.08	—	—	0.05	(0.01)	0.12
All other / rounding	0.02	(0.01)	(0.01)	—	(0.01)	(0.01)
Fiscal 2024 adjusted operating results per share	2.06	1.23	1.16	0.62	(0.06)	5.01
Items impacting comparability:
Impairment of assets, net of tax	(3.78)	(0.37)				(4.15)
Unrealized gain (loss) on derivative asset, net of tax	(0.05)					(0.05)
Unrealized gain (loss) on other investments, net of tax					0.03	0.03
Rounding	(0.01)				0.01	—
Fiscal 2024 GAAP earnings per share	$(1.78)	$0.86	$1.16	$0.62	$(0.02)	$0.84

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2024	2023	2024	2023
Operating Revenues:
Utility Revenues	$79,830	$78,865	$696,807	$941,779
Exploration and Production and Other Revenues	221,540	220,348	961,078	958,455
Pipeline and Storage and Gathering Revenues	70,698	69,735	286,925	273,537
	372,068	368,948	1,944,810	2,173,771
Operating Expenses:
Purchased Gas	(17,382)	(12,865)	150,062	437,595
Operation and Maintenance:
Utility	51,988	48,354	218,393	205,239
Exploration and Production and Other	38,540	37,955	141,308	124,270
Pipeline and Storage and Gathering	45,996	39,901	160,317	149,247
Property, Franchise and Other Taxes	22,216	20,701	88,851	92,700
Depreciation, Depletion and Amortization	108,847	109,599	457,026	409,573
Impairment of Assets	318,433	—	519,129	—
	568,638	243,645	1,735,086	1,418,624

Operating Income (Loss)	(196,570)	125,303	209,724	755,147

Other Income (Expense):
Other Income (Deductions)	3,237	5,384	16,226	18,138
Interest Expense on Long-Term Debt	(33,008)	(28,449)	(122,799)	(111,948)
Other Interest Expense	(1,646)	(4,453)	(15,896)	(19,938)

Income (Loss) Before Income Taxes	(227,987)	97,785	87,255	641,399

Income Tax Expense (Benefit)	(60,366)	24,108	9,742	164,533

Net Income (Loss) Available for Common Stock	$(167,621)	$73,677	$77,513	$476,866

Earnings (Loss) Per Common Share
Basic	$(1.84)	$0.80	$0.84	$5.20
Diluted	$(1.84)	$0.80	$0.84	$5.17

Weighted Average Common Shares:
Used in Basic Calculation	91,270,386	91,818,933	91,791,167	91,748,890
Used in Diluted Calculation	91,270,386	92,378,675	92,344,511	92,285,918

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2024	2023
ASSETS
Property, Plant and Equipment	$14,524,798	$13,635,303
Less - Accumulated Depreciation, Depletion and Amortization	7,185,593	6,335,441
Net Property, Plant and Equipment	7,339,205	7,299,862
Current Assets:
Cash and Temporary Cash Investments	38,222	55,447
Receivables - Net	127,222	160,601
Unbilled Revenue	15,521	16,622
Gas Stored Underground	35,055	32,509
Materials and Supplies - at average cost	47,670	48,989
Other Current Assets	92,229	100,260
Total Current Assets	355,919	414,428
Other Assets:
Recoverable Future Taxes	80,084	69,045
Unamortized Debt Expense	5,604	7,240
Other Regulatory Assets	108,022	72,138
Deferred Charges	69,662	82,416
Other Investments	81,705	73,976
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	180,230	200,301
Fair Value of Derivative Financial Instruments	87,905	50,487
Other	5,958	4,891
Total Other Assets	624,646	565,970
Total Assets	$8,319,770	$8,280,260
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,005,993 Shares and 91,819,405 Shares, Respectively	$91,006	$91,819
Paid in Capital	1,045,487	1,040,761
Earnings Reinvested in the Business	1,727,326	1,885,856
Accumulated Other Comprehensive Loss	(15,476)	(55,060)
Total Comprehensive Shareholders' Equity	2,848,343	2,963,376
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,188,243	2,384,485
Total Capitalization	5,036,586	5,347,861
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	90,700	287,500
Current Portion of Long-Term Debt	500,000	—
Accounts Payable	165,068	152,193
Amounts Payable to Customers	42,720	59,019
Dividends Payable	46,872	45,451
Interest Payable on Long-Term Debt	27,247	20,399
Customer Advances	19,373	21,003
Customer Security Deposits	36,265	28,764
Other Accruals and Current Liabilities	162,903	160,974
Fair Value of Derivative Financial Instruments	4,744	31,009
Total Current and Accrued Liabilities	1,095,892	806,312
Other Liabilities:
Deferred Income Taxes	1,111,165	1,124,170
Taxes Refundable to Customers	305,645	268,562
Cost of Removal Regulatory Liability	292,477	277,694
Other Regulatory Liabilities	151,452	165,441
Other Post-Retirement Liabilities	3,511	2,915
Asset Retirement Obligations	203,006	165,492
Other Liabilities	120,036	121,813
Total Other Liabilities	2,187,292	2,126,087
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,319,770	$8,280,260

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2024	2023

Operating Activities:
Net Income Available for Common Stock	$77,513	$476,866
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	519,129	—
Depreciation, Depletion and Amortization	457,026	409,573
Deferred Income Taxes	(2,610)	151,403
Stock-Based Compensation	22,080	20,630
Other	24,411	19,647
Change in:
Receivables and Unbilled Revenue	34,369	213,579
Gas Stored Underground and Materials and Supplies	1,738	(8,406)
Unrecovered Purchased Gas Costs	—	99,342
Other Current Assets	8,144	(41,077)
Accounts Payable	5,616	(37,095)
Amounts Payable to Customers	(16,299)	58,600
Customer Advances	(1,630)	(5,105)
Customer Security Deposits	7,501	4,481
Other Accruals and Current Liabilities	2,637	(67,664)
Other Assets	(48,183)	(26,564)
Other Liabilities	(25,481)	(31,135)
Net Cash Provided by Operating Activities	$1,065,961	$1,237,075

Investing Activities:
Capital Expenditures	$(931,236)	$(1,009,868)
Acquisition of Upstream Assets	—	(124,758)
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	—	10,000
Other	(2,669)	12,279
Net Cash Used in Investing Activities	$(933,905)	$(1,112,347)

Financing Activities:
Proceeds from Issuance of Short-Term Note Payable to Bank	$—	$250,000
Repayment of Short-Term Note Payable to Bank	—	(250,000)
Net Change in Other Short-Term Notes Payable to Banks and Commercial Paper	(196,800)	227,500
Shares Repurchased Under Repurchase Plan	(64,086)	—
Reduction of Long-Term Debt	—	(549,000)
Net Proceeds From Issuance of Long-Term Debt	299,359	297,306
Dividends Paid on Common Stock	(183,798)	(176,096)
Net Repurchases of Common Stock Under Stock and Benefit Plans	(3,956)	(6,709)
Net Cash Used in Financing Activities	$(149,281)	$(206,999)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(17,225)	(82,271)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	55,447	137,718
Cash, Cash Equivalents, and Restricted Cash at September 30	$38,222	$55,447

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2024	2023	Variance	2024	2023	Variance
Total Operating Revenues	$221,540	$220,348	$1,192	$961,078	$958,455	$2,623
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,977	17,163	814	71,148	66,074	5,074
Lease Operating and Transportation Expense	67,611	64,412	3,199	270,927	253,555	17,372
All Other Operation and Maintenance Expense	2,815	2,357	458	15,529	9,327	6,202
Property, Franchise and Other Taxes	3,879	3,775	104	13,643	17,717	(4,074)
Depreciation, Depletion and Amortization	63,754	66,394	(2,640)	277,945	241,142	36,803
Impairment of Assets	272,358	—	272,358	473,054	—	473,054
	428,394	154,101	274,293	1,122,246	587,815	534,431

Operating Income (Loss)	(206,854)	66,247	(273,101)	(161,168)	370,640	(531,808)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	100	347	(247)	402	1,389	(987)
Interest and Other Income (Deductions)	(988)	3,457	(4,445)	(1,819)	2,359	(4,178)
Interest Expense	(14,753)	(15,268)	515	(59,799)	(54,317)	(5,482)
Income (Loss) Before Income Taxes	(222,495)	54,783	(277,278)	(222,384)	320,071	(542,455)
Income Tax Expense (Benefit)	(56,020)	18,011	(74,031)	(58,430)	87,796	(146,226)
Net Income (Loss)	$(166,475)	$36,772	$(203,247)	$(163,954)	$232,275	$(396,229)
Net Income (Loss) Per Share (Diluted)	$(1.82)	$0.40	$(2.22)	$(1.78)	$2.52	$(4.30)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$67,318	$64,846	$2,472	$271,388	$259,646	$11,742
Intersegment Revenues	37,224	29,192	8,032	141,005	119,545	21,460
Total Operating Revenues	104,542	94,038	10,504	412,393	379,191	33,202
Operating Expenses:
Purchased Gas	(3)	326	(329)	1,537	1,436	101
Operation and Maintenance	33,194	29,154	4,040	116,335	106,654	9,681
Property, Franchise and Other Taxes	8,824	8,322	502	34,601	33,774	827
Depreciation, Depletion and Amortization	18,373	17,953	420	74,530	70,827	3,703
Impairment of Assets	46,075	—	46,075	46,075	—	46,075
	106,463	55,755	50,708	273,078	212,691	60,387

Operating Income (Loss)	(1,921)	38,283	(40,204)	139,315	166,500	(27,185)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,257	1,330	(73)	5,030	5,319	(289)
Interest and Other Income	2,458	2,017	441	8,798	6,670	2,128
Interest Expense	(11,730)	(10,796)	(934)	(47,428)	(43,499)	(3,929)
Income (Loss) Before Income Taxes	(9,936)	30,834	(40,770)	105,715	134,990	(29,275)
Income Tax Expense (Benefit)	(4,124)	7,480	(11,604)	26,045	34,489	(8,444)
Net Income (Loss)	$(5,812)	$23,354	$(29,166)	$79,670	$100,501	$(20,831)
Net Income (Loss) Per Share (Diluted)	$(0.07)	$0.25	$(0.32)	$0.86	$1.09	$(0.23)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$3,380	$4,889	$(1,509)	$15,537	$13,891	$1,646
Intersegment Revenues	54,145	53,129	1,016	228,688	216,426	12,262
Total Operating Revenues	57,525	58,018	(493)	244,225	230,317	13,908
Operating Expenses:
Operation and Maintenance	13,271	11,123	2,148	45,954	44,375	1,579
Property, Franchise and Other Taxes	266	21	245	489	60	429
Depreciation, Depletion and Amortization	10,017	9,111	906	38,817	35,725	3,092
	23,554	20,255	3,299	85,260	80,160	5,100

Operating Income	33,971	37,763	(3,792)	158,965	150,157	8,808

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	9	37	(28)	38	150	(112)
Interest and Other Income	76	75	1	333	534	(201)
Interest Expense	(3,381)	(3,433)	52	(14,206)	(14,989)	783
Income Before Income Taxes	30,675	34,442	(3,767)	145,130	135,852	9,278
Income Tax Expense	6,272	7,925	(1,653)	38,217	36,128	2,089
Net Income	$24,403	$26,517	$(2,114)	$106,913	$99,724	$7,189
Net Income Per Share (Diluted)	$0.27	$0.29	$(0.02)	$1.16	$1.08	$0.08

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$79,830	$78,865	$965	$696,807	$941,779	$(244,972)
Intersegment Revenues	77	81	(4)	555	581	(26)
Total Operating Revenues	79,907	78,946	961	697,362	942,360	(244,998)
Operating Expenses:
Purchased Gas	18,232	14,743	3,489	283,215	548,195	(264,980)
Operation and Maintenance	52,882	49,056	3,826	222,142	208,539	13,603
Property, Franchise and Other Taxes	9,021	8,454	567	39,492	40,624	(1,132)
Depreciation, Depletion and Amortization	16,583	16,026	557	65,261	61,450	3,811
	96,718	88,279	8,439	610,110	858,808	(248,698)

Operating Income (Loss)	(16,811)	(9,333)	(7,478)	87,252	83,552	3,700

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	251	9	242	2,040	4	2,036
Interest and Other Income	1,740	1,437	303	6,475	6,339	136
Interest Expense	(9,325)	(8,041)	(1,284)	(34,727)	(34,233)	(494)
Income (Loss) Before Income Taxes	(24,145)	(15,928)	(8,217)	61,040	55,662	5,378
Income Tax Expense (Benefit)	(7,386)	(8,749)	1,363	3,951	7,267	(3,316)
Net Income (Loss)	$(16,759)	$(7,179)	$(9,580)	$57,089	$48,395	$8,694
Net Income (Loss) Per Share (Diluted)	$(0.18)	$(0.08)	$(0.10)	$0.62	$0.52	$0.10

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2024	2023	Variance	2024	2023	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	17	—	17	17	21	(4)
	17	—	17	17	21	(4)

Operating Loss	(17)	—	(17)	(17)	(21)	4
Other Income (Expense):
Interest and Other Income (Deductions)	(227)	(66)	(161)	(412)	(517)	105
Interest Expense	(112)	(68)	(44)	(374)	(157)	(217)
Loss before Income Taxes	(356)	(134)	(222)	(803)	(695)	(108)
Income Tax Benefit	(81)	(33)	(48)	(186)	(164)	(22)
Net Loss	$(275)	$(101)	$(174)	$(617)	$(531)	$(86)
Net Loss Per Share (Diluted)	$(0.01)	$—	$(0.01)	$—	$—	$—

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2024	2023	Variance	2024	2023	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,216	932	284	5,073	4,388	685
Total Operating Revenues	1,216	932	284	5,073	4,388	685
Operating Expenses:
Operation and Maintenance	5,808	8,345	(2,537)	18,597	19,115	(518)
Property, Franchise and Other Taxes	226	129	97	626	525	101
Depreciation, Depletion and Amortization	120	115	5	473	429	44
	6,154	8,589	(2,435)	19,696	20,069	(373)

Operating Loss	(4,938)	(7,657)	2,719	(14,623)	(15,681)	1,058
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(386)	(354)	(32)	(1,548)	(1,417)	(131)
Interest and Other Income	40,938	36,337	4,601	161,225	147,935	13,290
Interest Expense on Long-Term Debt	(33,008)	(28,449)	(4,559)	(122,799)	(111,948)	(10,851)
Other Interest Expense	(4,336)	(6,089)	1,753	(23,698)	(23,370)	(328)
Loss before Income Taxes	(1,730)	(6,212)	4,482	(1,443)	(4,481)	3,038
Income Tax Expense (Benefit)	973	(526)	1,499	145	(983)	1,128
Net Loss	$(2,703)	$(5,686)	$2,983	$(1,588)	$(3,498)	$1,910
Net Loss Per Share (Diluted)	$(0.03)	$(0.06)	$0.03	$(0.02)	$(0.04)	$0.02

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2024	2023	Variance	2024	2023	Variance
Intersegment Revenues	$(92,662)	$(83,334)	$(9,328)	$(375,321)	$(340,940)	$(34,381)
Operating Expenses:
Purchased Gas	(35,611)	(27,934)	(7,677)	(134,690)	(112,036)	(22,654)
Operation and Maintenance	(57,051)	(55,400)	(1,651)	(240,631)	(228,904)	(11,727)
	(92,662)	(83,334)	(9,328)	(375,321)	(340,940)	(34,381)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(41,991)	(39,242)	(2,749)	(164,336)	(150,627)	(13,709)
Interest Expense	41,991	39,242	2,749	164,336	150,627	13,709
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2024		2023		(Decrease)	2024		2023		(Decrease)

Capital Expenditures:
Exploration and Production(1)	$136,529	(2)	$144,938	(3)	$(8,409)	$536,349	(2)(3)	$737,725	(3)(4)	$(201,376)
Pipeline and Storage	42,039	(2)	75,109	(3)	(33,070)	110,830	(2)(3)	141,877	(3)(4)	(31,047)
Gathering	40,163	(2)	47,917	(3)	(7,754)	109,251	(2)(3)	103,295	(3)(4)	5,956
Utility	67,108	(2)	51,246	(3)	15,862	184,615	(2)(3)	139,922	(3)(4)	44,693
Total Reportable Segments	285,839		319,210		(33,371)	941,045		1,122,819		(181,774)
All Other	—		—		—	—		—		—
Corporate	717		305		412	970		754		216
Total Capital Expenditures	$286,556		$319,515		$(32,959)	$942,015		$1,123,573		$(181,558)

(1)The year ended September 30, 2024 includes $6.2 million related to the acquisition of assets from UGI. The year ended September 30, 2023 includes $124.8 million related to the acquisition of upstream assets acquired from SWN, as well as $25.0 million related to the acquisition of assets from EXCO and UGI. The acquisition cost for the assets acquired from SWN is reported as a component of Acquisition of Upstream Assets on the Consolidated Statement of Cash Flows. Non-acquisition capital expenditures were $530.1 million in fiscal 2024 and $587.9 million in fiscal 2023, a decrease of $57.8 million.

(2)Capital expenditures for the quarter and year ended September 30, 2024, include accounts payable and accrued liabilities related to capital expenditures of $63.3 million, $14.4 million, $21.7 million, and $20.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represent non-cash investing activities at that date.

(3)Capital expenditures for the year ended September 30, 2024, exclude capital expenditures of $43.2 million, $31.8 million, $20.6 million and $13.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2023 and paid during the year ended September 30, 2024. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2024.

(4)Capital expenditures for the year ended September 30, 2023, exclude capital expenditures of $83.0 million, $15.2 million, $10.7 million and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2022 and paid during the year ended September 30, 2023. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2023.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended September 30,	Normal	2024	2023	Normal (1)	Last Year (1)
Buffalo, NY	162	34	61	(79.0)	(44.3)
Erie, PA(2)	78	23	59	(70.5)	(61.0)

Twelve Months Ended September 30,
Buffalo, NY	6,653	5,162	5,717	(22.4)	(9.7)
Erie, PA(2)	5,805	4,782	5,493	(17.6)	(12.9)

(1)Percents compare actual 2024 degree days to normal degree days and actual 2024 degree days to actual 2023 degree days.
(2)Normal degree days changed from NOAA 30-year degree days to NOAA 15-year degree days with the implementation of new base rates in Pennsylvania in August 2023.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	91,902	93,709	(1,807)	392,047	372,271	19,776

Average Prices (Per Mcf)
Weighted Average	$1.73	$1.99	$(0.26)	$1.88	$2.78	$(0.90)
Weighted Average after Hedging	2.40	2.33	0.07	2.44	2.55	(0.11)

Selected Operating Performance Statistics:
General and Administrative Expense per Mcf (1)	$0.20	$0.18	$0.02	$0.18	$0.18	$—
Lease Operating and Transportation Expense per Mcf (1)(2)	$0.74	$0.69	$0.05	$0.69	$0.68	$0.01
Depreciation, Depletion and Amortization per Mcf (1)	$0.69	$0.71	$(0.02)	$0.71	$0.65	$0.06

(1)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.57 and $0.55 per Mcf for the three months ended September 30, 2024 and September 30, 2023, respectively. Amounts include transportation expense of $0.57 per Mcf for the twelve months ended September 30, 2024 and September 30, 2023.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	127,030,000	MMBTU	$3.46 / MMBTU
No Cost Collars	57,085,000	MMBTU	$3.44 / MMBTU (Floor) / $4.54 / MMBTU (Ceiling)
Fixed Price Physical Sales	80,398,595	MMBTU	$2.48 / MMBTU
Total	264,513,595	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	52,065,000	MMBTU	$3.84 / MMBTU
No Cost Collars	59,275,000	MMBTU	$3.45 / MMBTU (Floor) / $4.58 / MMBTU (Ceiling)
Fixed Price Physical Sales	76,656,505	MMBTU	$2.44 / MMBTU
Total	187,996,505	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Gas Swaps
NYMEX	36,810,000	MMBTU	$3.92 / MMBTU
No Cost Collars	14,120,000	MMBTU	$3.31 / MMBTU (Floor) / $4.19 / MMBTU (Ceiling)
Fixed Price Physical Sales	59,128,595	MMBTU	$2.50 / MMBTU
Total	110,058,595	MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Gas Swaps
NYMEX	9,630,000	MMBTU	$3.67 / MMBTU
No Cost Collars	1,880,000	MMBTU	$3.26 / MMBTU (Floor) / $4.00 / MMBTU (Ceiling)
Fixed Price Physical Sales	22,011,060	MMBTU	$2.68 / MMBTU
Total	33,521,060	MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,500,000	MMBTU	$3.53 / MMBTU
Fixed Price Physical Sales	7,050,570	MMBTU	$2.88 / MMBTU
Total	8,550,570	MMBTU

Hedging Summary for Fiscal 2030	Volume		Average Hedge Price
Fixed Price Physical Sales	266,194	MMBTU	$2.92 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	U.S.
	Appalachian Region
	Gas	Oil	Total
	(MMcf)	(Mbbl)	(MMcfe)
Proved Developed and Undeveloped Reserves:
September 30, 2023	4,535,084	216	4,536,380
Extensions and Discoveries	601,679	—	601,679
Revisions of Previous Estimates	7,046	8	7,092
Production	(392,047)	(31)	(392,230)
September 30, 2024	4,751,762	193	4,752,921

Proved Developed Reserves:
September 30, 2023	3,550,034	216	3,551,330
September 30, 2024	3,484,852	193	3,486,010

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Firm Transportation - Affiliated	16,412	17,589	(1,177)	108,845	126,500	(17,655)
Firm Transportation - Non-Affiliated	150,126	161,750	(11,624)	648,562	689,984	(41,422)
Interruptible Transportation	283	168	115	1,791	2,192	(401)
	166,821	179,507	(12,686)	759,198	818,676	(59,478)

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Gathered Volume	112,856	117,260	(4,404)	480,688	453,338	27,350

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2024	2023	(Decrease)	2024	2023	(Decrease)
Retail Sales:
Residential Sales	3,590	3,765	(175)	56,758	61,401	(4,643)
Commercial Sales	588	530	58	8,989	9,342	(353)
Industrial Sales	54	42	12	444	548	(104)
	4,232	4,337	(105)	66,191	71,291	(5,100)
Transportation	9,313	9,419	(106)	62,297	62,986	(689)
	13,545	13,756	(211)	128,488	134,277	(5,789)

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted operating results, adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted operating results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted operating results for the three and twelve months ended September 30, 2024 and 2023:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2024	2023	2024	2023
Reported GAAP Earnings	$(167,621)	$73,677	$77,513	$476,866
Items impacting comparability:
Impairment of assets (E&P / Pipeline & Storage)	318,433	—	519,129	—
Tax impact of impairment of assets	(80,585)	—	(136,271)	—
Unrealized (gain) loss on derivative asset (E&P)	1,700	(2,803)	6,548	899
Tax impact of unrealized (gain) loss on derivative asset	(461)	775	(1,791)	(240)
Unrealized (gain) loss on other investments (Corporate / All Other)	(1,232)	719	(3,034)	(913)
Tax impact of unrealized (gain) loss on other investments	258	(151)	637	192
Adjusted Operating Results	$70,492	$72,217	$462,731	$476,804

Reported GAAP Earnings Per Share	$(1.84)	$0.80	$0.84	$5.17
Items impacting comparability:
Impairment of assets, net of tax (E&P / Pipeline & Storage)	2.61	—	4.15	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.01	(0.02)	0.05	0.01
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	0.01	(0.03)	(0.01)
Rounding	—	(0.01)	—	—
Adjusted Operating Results Per Share	$0.77	$0.78	$5.01	$5.17

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three and twelve months ended September 30, 2024 and 2023:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2024	2023	2024	2023
Reported GAAP Earnings	$(167,621)	$73,677	$77,513	$476,866
Depreciation, Depletion and Amortization	108,847	109,599	457,026	409,573
Other (Income) Deductions	(3,237)	(5,384)	(16,226)	(18,138)
Interest Expense	34,654	32,902	138,695	131,886
Income Taxes	(60,366)	24,108	9,742	164,533
Impairment of Assets	318,433	—	519,129	—
Adjusted EBITDA	$230,710	$234,902	$1,185,879	$1,164,720

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$62,527	$56,236	$259,920	$237,327
Gathering Adjusted EBITDA	43,988	46,874	197,782	185,882
Total Midstream Businesses Adjusted EBITDA	106,515	103,110	457,702	423,209
Exploration and Production Adjusted EBITDA	129,258	132,641	589,831	611,782
Utility Adjusted EBITDA	(228)	6,693	152,513	145,002
Corporate and All Other Adjusted EBITDA	(4,835)	(7,542)	(14,167)	(15,273)
Total Adjusted EBITDA	$230,710	$234,902	$1,185,879	$1,164,720

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2024	2023	2024	2023
Exploration and Production Segment
Reported GAAP Earnings	$(166,475)	$36,772	$(163,954)	$232,275
Depreciation, Depletion and Amortization	63,754	66,394	277,945	241,142
Other (Income) Deductions	888	(3,804)	1,417	(3,748)
Interest Expense	14,753	15,268	59,799	54,317
Income Taxes	(56,020)	18,011	(58,430)	87,796
Impairment of Assets	272,358	—	473,054	—
Adjusted EBITDA	$129,258	$132,641	$589,831	$611,782

Pipeline and Storage Segment
Reported GAAP Earnings	$(5,812)	$23,354	$79,670	$100,501
Depreciation, Depletion and Amortization	18,373	17,953	74,530	70,827
Other (Income) Deductions	(3,715)	(3,347)	(13,828)	(11,989)
Interest Expense	11,730	10,796	47,428	43,499
Income Taxes	(4,124)	7,480	26,045	34,489
Impairment of Assets	46,075	—	46,075	—
Adjusted EBITDA	$62,527	$56,236	$259,920	$237,327

Gathering Segment
Reported GAAP Earnings	$24,403	$26,517	$106,913	$99,724
Depreciation, Depletion and Amortization	10,017	9,111	38,817	35,725
Other (Income) Deductions	(85)	(112)	(371)	(684)
Interest Expense	3,381	3,433	14,206	14,989
Income Taxes	6,272	7,925	38,217	36,128
Adjusted EBITDA	$43,988	$46,874	$197,782	$185,882

Utility Segment
Reported GAAP Earnings	$(16,759)	$(7,179)	$57,089	$48,395
Depreciation, Depletion and Amortization	16,583	16,026	65,261	61,450
Other (Income) Deductions	(1,991)	(1,446)	(8,515)	(6,343)
Interest Expense	9,325	8,041	34,727	34,233
Income Taxes	(7,386)	(8,749)	3,951	7,267
Adjusted EBITDA	$(228)	$6,693	$152,513	$145,002

Corporate and All Other
Reported GAAP Earnings	$(2,978)	$(5,787)	$(2,205)	$(4,029)
Depreciation, Depletion and Amortization	120	115	473	429
Other (Income) Deductions	1,666	3,325	5,071	4,626
Interest Expense	(4,535)	(4,636)	(17,465)	(15,152)
Income Taxes	892	(559)	(41)	(1,147)
Adjusted EBITDA	$(4,835)	$(7,542)	$(14,167)	$(15,273)

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The following table reconciles National Fuel's free cash flow to Net Cash Provided by Operating Activities on the Consolidated Statement of Cash Flows for the twelve months ended September 30, 2024 and 2023:

	Twelve Months Ended
	September 30,
(in thousands)	2024	2023

Net Cash Provided by Operating Activities	$1,065,961	$1,237,075

Less:
Net Cash Used in Investing Activities	933,905	1,112,347
	132,056	124,728
Plus:
Acquisitions	—	124,758
Upstream Acquisitions Included in Capital Expenditures(1)	6,178	25,057

Free Cash Flow	$138,234	$274,543

(1)Amount for the year ended September 30, 3024 of $6.2 million relates to the acquisition of assets from UGI. Amount for the year ended September 30, 2023 of $25.0 million relates to the acquisition of assets from EXCO and UGI. Both of these amounts are included in Capital Expenditures on the Consolidated Statement of Cash Flows for the respective periods.

The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.